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                                                                      Exhibit 21

                           RED LION HOTELS CORPORATION
   List of Subsidiaries of Red Lion Hotels Corporation As of December 31, 2005

A. WHOLLY OWNED SUBSIDIARIES

Name                                                  State of Incorporation
----                                                  ----------------------
North River Drive Company                             Washington
Red Lion Hotels Holdings, Inc. (1)                    Delaware
Red Lion Properties, Inc. (2) (3)                     Delaware
TicketsWest.com, Inc.                                 Washington
Red Lion Hotels Franchising, Inc.                     Washington
WestCoast Hotel Properties, Inc. (4)                  Washington
WHC805, LLC                                           Washington
Red Lion Hotels Management, Inc.                      Washington


(1) Red Lion Hotels Holdings, Inc. wholly owns four special purpose financing Delaware limited liability companies, each of which wholly owns one Delaware limited liability company that owns one hotel property.

(2) Wholly owned by Red Lion Hotels Holdings, Inc., which is wholly owned by the Company.

(3) Red Lion Properties, Inc. wholly owns one special purpose financing Delaware limited liability company, which wholly owns one Delaware limited liability company, which owns one hotel property.

(4) Wholly owned by Red Lion Hotels Franchising, Inc., which is wholly owned by the Company.


B. PARTIALLY OWNED SUBSIDIARIES

Name                                                    State of Incorporation
----                                                    ----------------------
WestCoast Hospitality Limited Partnership (1) (2)       Delaware
Lincoln and Grant Buildings, LLC (3)                    Washington

(1) Red Lion Hotels Limited Partnership is 97.24% owned by the Company, and .54% owned by North River Drive Company, which is wholly owned by the Company.

(2) Red Lion Hotels Limited Partnership wholly owns ten special purpose financing Delaware limited liability companies, each of which wholly owns one Delaware limited liability company that owns one hotel property.

(3) Red Lion Hotels Limited Partnership wholly owns Lincoln and Grant Buildings, LLC, who owns two commercial office buildings.